Exhibit 99.2

VCA Antech, Inc. Increases Financial Guidance for Fiscal Year 2005 and
      Provides Financial Guidance for the Second Quarter of 2005

    LOS ANGELES--(BUSINESS WIRE)--April 26, 2005--VCA Antech, Inc. (NASDAQ:WOOF), a leading animal healthcare company in the United States, provides the following revised guidance for all investors in adherence with Regulation Fair Disclosure as issued by the United States Securities and Exchange Commission, SEC, and encourages all current and potential investors to review the disclosure regarding forward-looking statements in this press release as well as in all financial documents filed with the SEC. All guidance amounts are before any potential special items.
    In response to its strong performance for the first quarter of 2005, VCA Antech, Inc. is increasing its financial guidance for the year ending December 31, 2005 as follows:

    -- projected revenue to a range of $779.0 million to $788.0 million;

    -- projected operating income to a range of $155.0 million to $157.4 million;

    -- projected net income to a range of $73.0 million to $74.4 million; and

    -- projected diluted earnings per common share to a range of $0.87 to $0.89.

    Financial guidance for the three months ending June 30, 2005 is as follows: projected revenue to a range of $200.4 million to $203.7 million and diluted earnings per common share to a range of $0.25 to $0.26.
    VCA Antech, Inc. has determined to defer adoption of expensing share-based compensation until the implementation date as determined by the SEC, currently scheduled for January 1, 2006. The guidance above reflects that determination.
    On April 19, 2005, VCA Antech, Inc. announced its proposal to enter into a new senior credit facility to refinance its total outstanding senior term F notes and to provide the financing for a tender offer and consent solicitation for any and all of its outstanding $170.0 million 9.875% senior subordinated notes. The financial guidance provided above does not take into account this possible refinance as it is contingent on the satisfaction of several conditions, including the receipt of sufficient funds from the anticipated proceeds of the new senior credit facility. If the refinance is successful, VCA Antech, Inc. expects to incur related fees and debt retirement costs.

    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including our statement regarding continued growth in our core businesses and our expectations regarding our acquisition of Sound Technologies, Inc., or STI. Actual results may vary substantially from these forward-looking statements as a result of a variety of factors. Among the important factors that could cause actual results to differ are: our ability to successfully integrate National PetCare Centers, Inc. and STI into our existing operations and achieve expected operating synergies following the mergers; the rate of our laboratory internal revenue growth and animal hospital same-store revenue growth; the level of direct costs and our ability to maintain revenue at a level necessary to maintain expected operating margins; the level of selling, general and administrative costs; any impairment in the carrying value of our goodwill; the effects of our recent acquisitions and our ability to effectively manage our growth; the effects of competition; changes in the markets for financing; failure to satisfy the conditions to consummate the tender offer and consent solicitation; our ability to service our debt; and general economic conditions. These and other risk factors that could affect actual results are discussed in our periodic reports filed with the Securities and Exchange Commission, including our Report on Form 10-K for the year ended December 31, 2004 and the reader is directed to these statements for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements.
    VCA Antech owns, operates and manages the largest networks of freestanding veterinary hospitals and veterinary-exclusive clinical laboratories in the country and is one of the largest suppliers of ultrasound and digital radiography equipment to the veterinary industry in the country.

    CONTACT: VCA Antech, Inc.
             Tom Fuller, 310-571-6505